NETWORK IMAGING CORPORATION
Network Imaging Corporation, 500 Huntmar Park Drive, Herndon, Virginia 20170




                        AMENDMENT TO CONSULTING AGREEMENT


This  amendment  effective  as of  January  1,  1996,  modifies  and  amends the
Consulting Agreement dated May 28, 1996 by and between Network Imaging Corporation (the "Company"), BCG, Inc., and Robert P. Bernardi. In consideration of the mutual promises contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby severally acknowledged, the parties agree to amend the Agreement as follows:

(1) Section 5 ("Compensation for Primary Consulting Services") shall be amended by deleting that section in its entirety and replacing with the following:

"Section 5. Compensation for Primary Consulting Services. As compensation during the term of the Consultant's retainer hereunder, the Company shall pay to the Consultant, and the Consultant shall accept a fee at the rate of $225,000 per annum, or at such higher rate as the Board of Directors, after periodic review, at its option and in its sole discretion, may fix."

Except as specifically modified and amended herein, all other terms and conditions of the Agreement shall remain in full force and effect.


Accepted by Robert P. Bernardi:      Accepted by  Network Imaging Corporation:


By:___________________________       By:__________________________
          Signature                             Signature

Print Name:___________________       Print Name:__________________


Title:________________________       Title:_______________________


Date:_________________________       Date:________________________



Accepted by BCG, Inc.:


By:___________________________
            Signature

Print Name:___________________

Title:________________________

Date:_________________________